UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 19, 2009
Date of Report (Date of earliest event reported)
Kansas City Southern de México, S.A. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Montes Urales 625
Lomas de Chapultepec
11000 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 9178-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On October 19, 2009, Gloria Minerva Ballesteros Valdes, the Senior Vice President — Sales & Marketing and Asset Management of Kansas City Southern de Mexico, S.A. de C.V. (the “Company”), tendered her resignation to the Company from her employment to transition to a consultancy role with the Company so that she can spend more time with her family. She will remain in her current position through January 31, 2009 in order to assist the Company in the transition process.
David W. Eaton, the Company’s Vice President Corporate Affairs and Right of Way Protection, will become the Company’s Vice President — Sales & Marketing on November 1, 2009. In this role, Mr. Eaton will lead the Company’s sales and marketing department.
A news release, issued by the Company on October 19, 2009, discusses this change and is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d)
Exhibit 99.1 News Release, dated October 19, 2009, issued by the Company and entitled “KCSM Announces Eaton as Vice President Sales and Marketing; Ballesteros to Continue in Active Consultancy Role.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.
October 20, 2009	By:	/s/ Mary K. Stadler
		Name:	Mary K. Stadler
		Title:	Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	News Release, dated October 19, 2009, issued by the Company and entitled “KCSM Announces Eaton as Vice President Sales and Marketing; Ballesteros to Continue in Active Consultancy Role.”